UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2019 (June 20, 2019)

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-231736	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2019, Vantage Deepwater Company (“VDEEP”) and Vantage Deepwater Drilling, Inc. (“VDDI”), both wholly-owned subsidiaries of Vantage Drilling International (the “Company”), entered into an agreement (the “Agreement”) with Petroleo Brasileiro S.A. (“Petrobras”) and its subsidiaries Petrobras America, Inc. (“PAI”) and Petrobras Venezuela Investments & Services, BV (“PVIS” and, together with Petrobras and PAI, the “Petrobras Parties”), relating to the arbitration award (the “Award”) issued in favor of VDEEP and VDDI in connection with their wrongful termination claims against PAI and PVIS in respect of the Agreement for the Provision of Drilling Services for the Titanium Explorer dated February 4, 2009, between PVIS and VDEEP and which had been novated to PAI and VDDI.

Pursuant to the Agreement, PVIS agreed to pay VDEEP $690,810,875.21 and PAI agreed to pay VDDI $10,128,564.79 (collectively, the “Payments”), in full satisfaction and payment of the Award and the related judgment entered by the United States District Court in the Southern District of Texas confirming the Award. Neither party released any of its claims, except for certain claims in respect of certain pre-judgement attachments made by VDEEP and VDDI on certain assets of PVIS and Petrobras in the Netherlands. VDEEP and VDDI received the Payments on June 21, 2019.

The description set forth above is qualified in its entirety by the full text of the Agreement, attached as Exhibit 10.1 hereto.

In light of the retention by the Petrobras Parties of their rights, including the right to appeal the U.S. judgment, the Petrobras Parties may assert a claim for the return of all or a portion of the Payments made to satisfy the Award in the event the U.S. judgment is overturned on appeal. The Company can provide no assurances as to the ultimate outcome of any such appeals. In addition, the Payments received by VDEEP and VDDI will be subject to reductions due to currently owed and future legal fees (including, among others, a contingency fee equal to 10% of the Payments) and any applicable taxes. Accordingly, no assurances can be given as to the amount of the Payments to be ultimately realized by the Company.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including the Company’s ability prevail in the defense of any appeal by Petrobras due to legal, procedural and other risks associated with enforcing arbitration awards in these circumstances or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. Moreover, any final recovery may be taxable and will be subject to reduction for legal expenses. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement among VDEEP, VDDI, Petrobras, PAI and PVIS, dated June 20, 2019, relating to the arbitration award issued in favor of VDEEP and VDDI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart
Vice President, General Counsel and Corporate Secretary